UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

Regal Rexnord Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 State Street, Beloit, Wisconsin 53511-6254

(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Item 1.01.    Entry into a Material Definitive Agreement.

On November 30, 2022, Regal Rexnord Corporation (the “Company”) and Land Newco, Inc. entered into an incremental assumption agreement (the “Assumption Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto pursuant to the Second Amended and Restated Credit Agreement, dated as of March 28, 2022 (as amended, the “Credit Agreement”), among the Company, various subsidiaries of the Company from time to time party thereto, the financial institutions from time to time party thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent. Capitalized terms used but not otherwise defined herein have the meanings ascribed in the Credit Agreement.

Among other things, as more fully set forth therein, the Assumption Agreement (i) establishes incremental term loan commitments of $240,000,000 (the “Incremental Term Loan Commitments”), to be funded in connection with the closing of the proposed transaction pursuant to the Agreement and Plan of Merger, among the Company, Aspen Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, and Altra Industrial Motion Corp. (“Altra”), with respect to a merger of Merger Sub with and into Altra with Altra surviving the merger as a wholly owned subsidiary of the Company (the “Proposed Transaction”), which upon funding will be the same class of term A-1 loans as under the Credit Agreement and (ii) provides an increase of $70,000,000 in the aggregate principal amount of the revolving commitments under the Credit Agreement upon consummation of the Proposed Transaction.

In addition, as a result of the Assumption Agreement, the amount of the commitments for the “Bridge Facility” described in the Company’s Current Report on Form 8-K filed on October 27, 2022 is reduced on a dollar-for-dollar basis by the amount of the Incremental Term Loan Commitments.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Assumption Agreement attached hereto as Exhibit 10.1. In the ordinary course of business, certain of the lenders under the Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company and/or one or more of its subsidiaries for which they have received, and may in the future receive, compensation.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report is hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)    Not Applicable

(b)    Not Applicable

(c)    Not Applicable

(d)    Exhibits. The following exhibits are being furnished herewith:

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Assumption Agreement, dated as of November 30, 2022, to the Second Amended and Restated Credit Agreement, dated as of March 28, 2022.
104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: November 30, 2022	By:	/s/ Thomas E. Valentyn
Thomas E. Valentyn
Vice President, General Counsel and Secretary